UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

CF Industries Holdings, Inc. (the “Company” or “CF Holdings”), as a guarantor, and its wholly-owned subsidiary CF Industries, Inc. (“CF Industries”), as borrower, entered into a $2,300,000,000 senior Credit Agreement, dated as of April 5, 2010, with the lenders party thereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as agent for such lenders and as collateral agent (the “Senior Agents”), MSSF and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Book Runners (collectively, the “Lead Arrangers”), and Morgan Stanley MUFG Loan Partners, LLC, as Global Coordinator (the “Credit Agreement”), which provides for multiple-draw term loans (“Term Loans”) of up to $2,000,000,000 (collectively, the “Term Facility”) and for a revolving credit facility of up to $300,000,000 on the date hereof (the “Revolving Credit Facility,” and together with the Term Facility, the “Senior Credit Facility”). The Senior Credit Facility terminates, and all loans then outstanding must be repaid on, April 5, 2015 (provided that if the Merger described in Item 2.01 below does not occur on or prior to October 15, 2010, the Senior Credit Facility shall terminate on such date).

The proceeds of the Term Loans may be borrowed by CF Industries during the period on and after the closing of the Exchange Offer described in Item 2.01 below to and including the date of the Merger, after which any unutilized Term Loan commitments shall expire.  Proceeds of the Term Loans under the Senior Credit Facility can be used to finance, in part, the Exchange Offer; the Merger; to refinance certain existing indebtedness of the Company, Terra Industries Inc. (“Terra”) and their respective subsidiaries; and to pay fees and expenses in connection with the foregoing.  CF Industries is required to make quarterly scheduled amortization payments of the Term Loans prior to the maturity of the Term Facility in an amount equal to 0.25% of the principal amount of the Term Loans borrowed.

CF Industries may, at its option, increase the amount available to the borrower under the Revolving Credit Facility from $300,000,000 to $500,000,000 within 90 days of the date of the Credit Agreement with only the consent of the Lead Arrangers and the lenders providing the additional funds.  The Revolving Credit Facility provides for a $50,000,000 swingline subfacility and a $75,000,000 letter of credit subfacility (which may be increased to up to $125,000,000 in certain circumstances).  Proceeds of loans under the Revolving Credit Facility are available for working capital and general corporate purposes of the Company and its subsidiaries (subject to certain limitations).  Up to $100,000,000 of the proceeds of the loans under the Revolving Credit Facility can also be used for the purposes discussed above with respect to the Term Loan Facility.

The Senior Credit Facility is voluntarily prepayable from time to time without premium or penalty, and is mandatorily prepayable with the net cash proceeds from the issuance of equity securities of the Company, the issuance of certain indebtedness by the Company or its subsidiaries and with the net cash proceeds from the disposition of assets of, or receipt of certain cash casualty insurance proceeds and condemnation awards by, the Company or its subsidiaries, with certain exceptions (including a right to reinvest such proceeds or awards in assets to be used in the business of the company and its subsidiaries).   The order of application of these prepayments among the Senior Credit Facility and the Bridge Facility described below are set forth in documentation governing the respective facilities. CF Industries is also required to prepay Term Loans under the Senior Credit Facility annually with 50% of the excess cash flow of the Company and its subsidiaries (which percentage may be reduced, ultimately to zero, based on the achievement of certain total leverage ratio targets).

The availability of loans under the Senior Credit Facility after the Merger is subject to customary conditions, including the absence of any defaults thereunder and the accuracy of the representations and warranties contained therein in all material respects.  The availability of loans under the Senior Credit Facility after the date of the Credit Agreement and on or prior to the Merger are subject to more limited conditions, including the accuracy of certain representations and warranties and, for loans made on the Merger closing date, the consummation of the Merger Agreement described in Item 2.01 below.  The availability of the Senior Credit Facility on the date of the Credit Agreement was subject to certain initial conditions precedent having been satisfied on the closing date, including consummation of the Exchange Offer and the accuracy of certain representations.

The Senior Credit Facility includes representations and warranties, covenants and events of default, including requirements that the Company maintain a minimum interest coverage ratio and a maximum leverage ratio, as well as customary limitations on liens on the assets of the Company and its subsidiaries, indebtedness and fundamental changes, including mergers and consolidations of the Company and its subsidiaries, dispositions of assets of the Company and its subsidiaries, investments, loans, advances, guarantees and acquisitions by the Company and its subsidiaries, and restrictions on capital expenditures, dividends and other restricted payments, prepayments and amendments of certain indebtedness, affiliate transactions and issuance of equity interests.  Certain subsidiaries of the Company are excluded from the restrictions contained in certain of the foregoing covenants.

The obligations of CF Industries under the Senior Credit Facility are guaranteed by the Company and certain direct and indirect wholly-owned subsidiaries of the Company (collectively, the “Guarantors”).  The obligations of CF Industries and the Guarantors under the Credit Facility are secured by senior liens on substantially all of the assets of CF Industries and the Guarantors, subject to certain exceptions.

Bridge Loan Agreement

The Company, as a guarantor, and CF Industries, as borrower, entered into a $1,750,000,000 senior Bridge Loan Agreement, dated as of April 5, 2010, with the lenders party thereto, MSSF, as agent for such lenders and as collateral agent (the “Bridge Agents”), and MSSF as Lead Arranger and Book Runner (in such capacity, the “Bridge Lead Arranger;” such agreement, the “Bridge Loan Agreement”), which provides for multiple-draw bridge loans (“Bridge Loans”) of up to $1,750,000,000 (the “Bridge Facility”). The Bridge Facility terminates, and all loans then outstanding must be repaid on, April 5, 2011 (the “Initial Maturity Date”) (provided that if the Merger does not occur on or prior to October 15, 2010, the Bridge Facility shall terminate on such date).  In the event that the Bridge Loans are not repaid in full by the Initial Maturity Date, the Bridge Loans will (subject to the satisfaction of certain conditions precedent) convert to extended loans with a maturity date of October 5, 2017.  At any time on or after such conversion date, at the option of the applicable lender, such loans may be exchanged in whole or in part for exchange notes; the exchange notes will be guaranteed by the same guarantors as the extended loans and will be secured, on a pari passu basis with the extended loans, with the same assets that secure extended loans, subject to certain limited exceptions.  The exchange notes will benefit from customary registration rights.

The proceeds of the Bridge Loans may be borrowed by CF Industries during the period on and after the Exchange Offer to and including the Merger closing date, after which any unutilized Bridge Loan commitments shall expire.  Proceeds of the Bridge Loans under the Credit Agreement can be used to finance, in part, the Exchange Offer and the acquisition of Terra through additional share purchases and the Merger; to refinance certain existing indebtedness of the Company, Terra and their respective subsidiaries; and to pay fees and expenses in connection therewith.  There are no scheduled amortization payments required under the Bridge Facility.

The Bridge Facility is voluntarily prepayable from time to time without premium or penalty, and is mandatorily prepayable with the net cash proceeds from the issuance of equity securities of the Company or the issuance of certain indebtedness by the Company or its subsidiaries and with the net cash proceeds from the disposition of assets of, or receipt of certain cash casualty insurance proceeds and condemnation awards by, the Company or its subsidiaries, with certain exceptions (including a right to reinvest such proceeds or awards in assets to be used in the business of the company and its subsidiaries).  The order of application of these prepayments among the Senior Credit Facility and the Bridge Facility are set forth in documentation governing the respective facilities. The Bridge Facility is also mandatorily prepayable in full upon the occurrence of a change of control.

The availability of loans under the Bridge Facility after the date of the Bridge Loan Agreement and on or prior to the Merger closing date is subject to limited conditions, including the accuracy of certain representations and warranties and, for loans made on the Merger closing date, the consummation of the Merger Agreement.  The availability of the Bridge Facility on the closing date was subject to certain initial conditions precedent having been satisfied on the closing date, including consummation of the Exchange Offer and the accuracy of certain representations.

The representations and warranties, covenants and events of default contained in the Bridge Facility are substantially similar to those contained in the Senior Credit Facility.

The obligations of CF Industries under the Bridge Facility are guaranteed by the Guarantors.  The obligations of CF Industries and the Guarantors under the Bridge Facility are secured by liens on substantially all of the assets of CF Industries and the Guarantors, subject to certain exceptions, that are junior and subordinated to the liens securing the Senior Credit Facility. The terms of this subordination are contained in an intercreditor agreement that has been entered into by the Company, CF Industries, the Senior Agents and the Bridge Agents.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 12, 2010, CF Holdings, Composite Merger Corporation (“Merger Sub”), an indirect, wholly-owned subsidiary of CF Holdings, and Terra entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of Terra by CF Holdings. The Merger Agreement provided that the acquisition would be effected first through an offer (the “Exchange Offer”) by Merger Sub to exchange each of the issued and outstanding shares of common stock, without par value (the “Terra Common Stock”), of Terra for (i) $37.15 in cash, less any applicable withholding taxes and without interest, and (ii) 0.0953 shares of the common stock (the “CF Holdings Common Stock”), par value $0.01 per share, of CF Holdings (together with the associated preferred stock purchase rights), followed by the merger of Merger Sub with and into Terra (the “Merger”), with Terra becoming an indirect, wholly-owned subsidiary of CF Holdings.

The Exchange Offer expired at 12:00 midnight, New York City time, on Friday, April 2, 2010, with a total of 85,757,343 shares of Terra Common Stock (including shares subject to guarantees of delivery) being validly tendered in the Exchange Offer and not withdrawn, representing approximately 85.6% of the outstanding shares of Terra Common Stock. All shares of Terra Common Stock that were validly tendered during the Exchange Offer were accepted for purchase and CF Holdings paid an aggregate amount of approximately $3.2 billion in cash and issued an aggregate of 8,172,674 shares of CF Holdings Common Stock in exchange for such tendered shares.

On April 5, 2010, CF Holdings announced that Composite had commenced a subsequent offering period for all remaining shares of Terra Common Stock.  The subsequent offering period will expire at 5:00 p.m., New York City time, on Friday, April 9, 2010, unless extended.  Any shares validly tendered during the subsequent offering period will be immediately accepted for payment, and tendering stockholders will promptly thereafter be paid $37.15 in cash and 0.0953 shares of CF Holdings Common Stock, which is the same amount per share that was offered and paid in the initial offering period.

Following the expiration of the subsequent offering period, if Composite owns at least 90% of the outstanding shares of Terra Common Stock, CF Holdings intends to effect the Merger without a vote or meeting of Terra stockholders pursuant to the short-form merger procedure available under Maryland law.  In the Merger, each outstanding share of Terra Common Stock not tendered and purchased in the Exchange Offer will be converted into the right to receive the same consideration that was paid in the Exchange Offer.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after April 9, 2010, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(b) Pro forma financial information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after April 9, 2010, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of April 5, 2010 among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent

10.2	Bridge Loan Agreement, dated as of April 5, 2010 among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 5, 2010 among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent

10.2	Bridge Loan Agreement, dated as of April 5, 2010 among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent